Exhibit 10.2
AMENDMENT NO. 4
TO THE
ADVISORY AGREEMENT
This amendment no. 4 to the Advisory Agreement (this “Amendment”) is made and entered as of April 2, 2026 by and between KBS Real Estate Investment Trust III, Inc., a Maryland corporation (the “Company”), and KBS Capital Advisors LLC, a Delaware limited liability company (the “Advisor”). Capitalized terms used herein but not defined shall have the meaning set forth in the Advisory Agreement (as defined below).
WHEREAS, the Company and the Advisor are parties to that certain Advisory Agreement, dated as of September 27, 2024, as amended pursuant to Amendment No. 1 to the Advisory Agreement, entered as of October 11, 2024, Amendment No. 2 to the Advisory Agreement, entered as of December 20, 2024, and Amendment No. 3 to the Advisory Agreement, entered as of February 6, 2025, and as renewed and extended pursuant to that Advisory Agreement Renewal Agreement, dated as of September 27, 2025 (collectively, the “Advisory Agreement”);
WHEREAS, on October 17, 2018, certain of the Company’s indirect wholly owned subsidiaries (the “Modified Portfolio Revolving Loan Borrowers”) entered into a loan facility (as subsequently modified and amended through the Fifth Modification Agreement dated as of April 2, 2026, the “Modified Portfolio Revolving Loan Facility”) with U.S. Bank National Association, as administrative agent, and each of the lenders party thereto;
WHEREAS, the Modified Portfolio Revolving Loan Facility requires the Modified Portfolio Revolving Loan Borrowers to defer payment of certain fees to the Advisor;
WHEREAS, the Advisor has agreed to the deferred payment of certain fees as set forth in the Modified Portfolio Revolving Loan Facility;
NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Advisor agree as follows:
1.Fee Deferral. Notwithstanding anything contained the Advisory Agreement to the contrary, the Advisor hereby consents to and agrees to the deferred payment of certain fees as set forth in the Modified Portfolio Revolving Loan Facility.
2.Ratification; Effect on Advisory Agreement.
a.Ratification. The Advisory Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified and confirmed in all respects.
b.Effect on the Advisory Agreement. On and after the date hereof, each reference in the Advisory Agreement to “this Agreement,” “herein,” “hereof,” “hereunder,” or words of similar import shall mean and be a reference to the Advisory Agreement as amended hereby.
Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.
KBS REAL ESTATE INVESTMENT TRUST III, INC.
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Chief Executive Officer
KBS CAPITAL ADVISORS LLC
By:    PBren Investments, L.P., a Manager
By:    PBren Investments, LLC, as general partner
By:    PBCS Management, LLC, a Manager
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Manager
By:    Schreiber Real Estate Investments, L.P., a Manager
By:    Schreiber Investments, LLC, as general partner
By:    PBCS Management, LLC, a Manager
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Manager